EXHIBIT 10.27

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “FIRST Amendment”) dated this 28th day of September, 2001, is by and between 475 - 17TH STREET, CO., a Limited Partnership (“Landlord”) and Collis P. Chandler III, (“Tenant”).

RECITALS:

A.	Landlord and Tenant entered into a certain Office Building Lease, dated January 31, 2000 (the “Base Lease”). The Base Lease and this First Amendment of Lease shall hereinafter be referred as “Lease” pertaining to certain premises located in the building commonly known as The 475 17th Street Building, Suite 860, 475 17th Street, Denver, Colorado 80202 (the “Original Premises”), as more particularly described in the Lease.

B.	Terms defined in the Base Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease except to the extent that the meaning of such term is specifically modified by the provisions hereof.

NOW, THEREFORE, in consideration of the mutual covenants as hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Recitals: The foregoing recitals are true and correct and incorporated herein by this reference.

2.	Relocation and Expansion: Landlord agrees to allow Tenant to relocate with an expansion to Suite 544 consisting of approximately 1,414 rentable square feet (r.s.f.) (“Premises”).

3.	Term: The Primary Lease Term shall commence October 1, 2001, (“Commencement Date”) and terminate January 31, 2003 (the “Termination Date”).

4.	Base Rate: Commencing October 1, 2001 and terminating January 31, 2003, the Base Rent shall be equal to the sum of Thirty-six Thousand Two Hundred Ninety-two and 68/100 Dollars ($36,292.68) which sum shall be payable to Landlord as follows:

10/01/01 - 01/31/02 @ $18.50/rsf = $2,179.92/mo

02/01/02 - 01/31/03 @ $19.50/rsf = $2,297.75/mo

6.	Pro Rata Share: Tenant’s Pro Rata Share will remain 0.9338%.

7.	Except as specifically amended by the provisions provided hereof, the terms and provisions in the Lease shall continue to govern the rights and obligations of the parties thereunder, and all provisions and covenants of the Lease shall remain in full force and effect as stated therein. This First Amendment of Lease, and the Base Lease, shall be construed as one instrument.

8.	The terms, provisions and covenants of this First Amendment of Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9.	The Lease as amended by the First Amendment, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Base Lease, as amended by the First Amendment of lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of the Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF the parties hereto have executed this indenture by affixing their corporate seals by their authorized officers in that behalf, or by Tenant’s signature hereto, as of the date first above written.

LANDLORD: 475 - 17th Street, Co., a Colorado limited partnership		TENANT: Collis P. Chandler III

By:	/s/ John Fletcher III	By:	/s/ Collis P. Chandler III
	John Fletcher III		Print:	Collis P. Chandler III
	General Partner		Its:	President